                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


eSoft, Inc.
295 Interlocken Boulevard, Suite 500
Broomfield, Colorado  80021


We hereby consent to the incorporation by reference in the registration statements of eSoft, Inc. on Form S-3 (File Nos. 333-82247, 333-82619, 333-89401, 333-91705 and 333-86737) and on Form S-8 (File Nos. 333-80151,
333-91163, 333-91161 and 333-51312) of our report dated March 1, 2000 relating to the consolidated financial statements of eSoft, Inc. as of and for the year ended December 31, 1999 which report is included in this Annual Report on Form 10-KSB for the year ended December 31, 2000.


/s/ BDO Seidman, LLP
-------------------------
BDO Seidman, LLP
Denver, Colorado
March 23, 2001